Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street - Charleston, S.C. 29401
843-529-5933 - FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
THIRD QUARTER EARNINGS CONFERENCE CALL

Charleston, South Carolina (July 11, 2005) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that the company is scheduled to present financial results for the third quarter of fiscal 2005 on Thursday, July 21, 2005 at 10:00 a.m.

A live webcast of the presentation will be available at www.firstfinancialholdings.com.

First Financial is the thrift holding company of First Federal Savings and Loan Association of Charleston. The Association operates a total of 48 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.